EXHIBIT 21.1
SUBSIDIARIES OF NRG YIELD, INC.

Entity Name	Jurisdiction
Big Rock SunTower, LLC	Delaware
Continental Energy, LLC	Arizona
El Mirage Energy LLC	Arizona
FUSD Energy, LLC	Arizona
HLE Solar Holdings LLC	Delaware
HSD Solar Holdings LLC	California
Longhorn Energy, LLC	Arizona
Monster Energy, LLC	Arizona
NRG Alta Vista LLC	Delaware
NRG Electricity Sales Princeton LLC	Delaware
NRG Energy Center Dover LLC	Delaware
NRG Energy Center Harrisburg LLC	Delaware
NRG Energy Center HCEC LLC	Delaware
NRG Energy Center Minneapolis LLC	Delaware
NRG Energy Center Omaha Holdings LLC	Delaware
NRG Energy Center Paxton LLC	Delaware
NRG Energy Center Phoenix LLC	Delaware
NRG Energy Center Pittsburgh LLC	Delaware
NRG Energy Center Princeton LLC	Delaware
NRG Energy Center San Diego LLC	Delaware
NRG Energy Center San Francisco LLC	Delaware
NRG Energy Center Smyrna LLC	Delaware
NRG Energy Center Tucson LLC	Arizona
NRG Harrisburg Cooling LLC	Delaware
NRG Marsh Landing Holdings, LLC	Delaware
NRG Marsh Landing, LLC	Delaware
NRG SanGencisco LLC	Delaware
NRG Solar Alpine LLC	Delaware
NRG Solar Apple LLC	Delaware
NRG Solar AV Holdco LLC	Delaware
NRG Solar Avra Valley LLC	Delaware
NRG Solar Blythe LLC	Delaware
NRG Solar Borrego Holdco LLC	Delaware
NRG Solar Borrego I LLC	Delaware
NRG Solar Roadrunner Holdings LLC	Delaware
NRG Solar Roadrunner LLC	Delaware
NRG South Trent Holdings LLC	Delaware
NRG Thermal LLC	Delaware
NRG Yield LLC	Delaware
NRG Yield Operating LLC	Delaware
OC Solar 2010 LLC	California
PESD Energy, LLC	Arizona
PFMG 2011 Finance HoldCo, LLC	Delaware

PFMG Apple I LLC	Delaware
PM Solar Holdings LLC	California
SCWFD Energy, LLC	Arizona
South Trent Wind LLC	Delaware
Statoil Energy Power/Pennsylvania Inc.	Pennsylvania
Vail Energy, LLC	Arizona
Wildcat Energy, LLC	Arizona
WSD Solar Holdings LLC	Delaware